Exhibit 5.1

[Letterhead of Simpson Thacher & Bartlett LLP]

September 30, 2019

People’s United Financial, Inc.

850 Main Street

Bridgeport, CT 06604

Ladies and Gentlemen:

We have acted as counsel to People’s United Financial, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the issuance by the Company of up to 300,000 shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”), that may be issued pursuant to the People’s United Financial, Inc. Third Amended and Restated Director’s Equity Compensation Plan (the “Plan”).

We have examined the Registration Statement, a form of the share certificate representing the Common Stock and the Third Amended and Restated Certificate of Incorporation of the Company, as amended by the Certificates of Amendment of the Third Amended and Restated Certificate of Incorporation of the Company dated April 21, 2016 and April 24, 2017, and the Plan, which has been filed with the Commission as an exhibit to the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other investigations as we have deemed relevant and necessary in connection with the opinion hereinafter set forth.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares have been duly authorized by the Company for issuance pursuant to the Plan and, upon their issuance and delivery in accordance with the Plan, will be validly issued, fully paid and nonassessable.

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law.

We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP